Exhibit 99.1
ThermoGenesis Announces Record Revenues
and Key Executive Changes
Third Quarter Revenues Exceed $5 Million
CEO Philip Coelho to Become Chief Technology Architect, Remain Chairman
Board Retains DHR International for CEO Search
William Osgood Promoted to President & Chief Operating Officer
RANCHO CORDOVA, Calif., April 25, 2007 — ThermoGenesis Corp. (KOOL) today announced it achieved record revenues, exceeding $5 million, for its third fiscal quarter ended March 31, 2007, and key executive management change to support the Company’s strategy to accelerate penetration into the high-growth stem cell therapy and surgical wound care markets. Specifically, the Company announced that Chief Executive Officer (CEO) Philip H. Coelho has signed a new employment agreement to become Chief Technology Architect upon the appointment of a new CEO by the Company’s Board of Directors, a search for which is underway. Mr. Coelho will remain as Chairman of the Board and continue to serve as CEO until a new CEO is appointed, at which point he will work to ensure there is a smooth and orderly transition to his successor to create a foundation for corporate growth acceptable to the Board of Directors, as more fully described in the Company’s most recent Proxy Statement, dated October 26, 2006.
William Osgood, PhD., has been promoted to President and Chief Operating Officer. In his new position, Dr. Osgood will continue to oversee the Company’s operations and will add sales and marketing oversight of the cell therapy business to his responsibilities.
“Bill has done an exceptional job as General Manager of Operations since his arrival at ThermoGenesis in January and is a strong candidate for CEO. He has played a vital role in providing strong operations leadership and strengthening relationships with GE Healthcare and our major contract manufacturers,” said Mr. Coelho, “Bill has demonstrated that he has the proper skill set and experience to help drive the Company’s future growth.”
Dr. Osgood previously served as Senior Vice President of Sorin Group’s $250 million world wide cardiopulmonary business, where he managed commercial operations for its cardiopulmonary devices and disposables. Bill also led the industrial integration of cardiac surgery plants worldwide for Sorin. Dr. Osgood joined COBE Cardiovascular Inc before it became part of Sorin Group where he was General Manager. Prior to this, Dr. Osgood was Vice President for Baxter Healthcare’s $800 million CardioVascular Group, where he developed profitable business relationships with leading academic medical centers, successfully re-engineered corporate business processes, and turned around their device manufacturing operations.
The Company also announced today that Kevin Simpson, General Manager of Surgical Wound Care, has decided to leave the Company, effective April 30th, 2007, to pursue personal interests.
ThermoGenesis’ Governance and Nominating Committee, which consists of four independent board members, is directing DHR International to locate additional candidates to consider as Chief Executive Officer with proven success in leading a company from early stage through rapid and substantial top-line growth, having the requisite background to meet the demands of the Company’s many constituents including regulatory authorities, the public markets and the cell therapy and surgical wound care markets. DHR International is also conducting a search for the replacement of the General Manager of Surgical Wound Care and will be seeking two additional members for ThermoGenesis’ Board with commercial, regulatory, as well as, clinical expertise in regenerative medicine.
“Phil is a tremendous scientific leader who has done an outstanding job developing ThermoGenesis’ innovative technology platform that is changing the face of cell therapy and regenerative medicine. The Board is pleased that ThermoGenesis will continue to benefit from Phil’s experience as he leads the Company’s efforts to remain at the technology forefront and broaden its cell therapy and surgical wound care product lines,” said Mr. George Barry, Chairman of the Governance and Nominating Committee of the Board of Directors. “Management and the Board are focused on an orderly succession and transition to smoothly drive the Company’s expected growth as cell therapy becomes an increasingly important therapeutic platform.”
As Chief Technology Architect, Mr. Coelho will be responsible for maintaining and enhancing ThermoGenesis’ position as a technology leader in cell therapy and surgical wound care. He will collaborate with customers, partners and academia to conduct research, cultivate technology innovation and establish ThermoGenesis’ technology in clinical trials for cell therapy treatments. Additionally, he will work to expand and defend ThermoGenesis’ intellectual property patent portfolio and otherwise protect new technologies.
Conference Call and Webcast
Management will host a conference call Wednesday, April 25, 2007 at 2:00 PM Pacific (5:00 PM Eastern).
The call can be accessed by dialing 800-860-2442 within the U.S. or 412-858-4600 outside the U.S. and referencing, “ThermoGenesis.” William Osgood, President & Chief Operating Officer, Matthew Plavan, Chief Financial Officer and

Philip Coelho, Chief Executive Officer will host the call, followed by a Q&A session. Participants are asked to call the assigned number approximately 5 minutes before the conference call begins.
The conference call will also be available via the Internet at http://services.choruscall.com/links/thermogen070425.html
Replay
A replay of the conference call will be available two hours after the call for the following five business days by dialing 877-344-7529 within the U.S. or 412-317- 0088 outside the U.S. and entering the following account number when prompted ‘385107’.
About ThermoGenesis Corp.
ThermoGenesis Corp. (www.thermogenesis.com) is a leader in developing and manufacturing automated blood processing systems and disposable products that enable the manufacture, preservation and delivery of cell and tissue therapy products. These products include:
•	The BioArchive® System, an automated cryogenic device, is used by cord blood stem cell banks in more than 25 countries for cryopreserving and archiving cord blood stem cell units for transplant. GE Healthcare is the non-exclusive global distribution partner for the BioArchive System.

•	The AutoXpress™ System (AXP™) is a proprietary, semi-automated device and companion sterile blood processing disposable for harvesting stem cells from cord blood in a functionally closed system. GE Healthcare is the exclusive global distribution partner for the AXP AutoXpress System.

•	The CryoSeal® FS System, an automated device and companion sterile blood processing disposable, is used to prepare fibrin sealants from plasma in about an hour. Enrollment in a 150-patient U.S. pivotal clinical trial has been completed and a PMA is being reviewed by the FDA. The CryoSeal FS System has received the CE-Mark. From a marketing perspective, the CE Mark is the European equivalent to an FDA approval, in that it allows sales of the product throughout the European community. Asahi Medical is the exclusive distributor for the CryoSeal System in Japan and the Company markets through independent distributors in Europe and South America.

•	The Thrombin Processing DeviceTM (TPD™) is a sterile blood processing disposable that prepares activated thrombin from a small aliquot of plasma in less than 30 minutes. The CE-Marked TPD is currently being marketed in Europe by Biomet, Inc., subsidiary Biomet Biologics, Medtronic, Inc. and independent distributors.
This press release, including statements regarding financial information for future periods, contain forward-looking statements, and such statements are made pursuant to the safe harbour provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause actual outcomes to differ materially from those contemplated by the forward-looking statements. Several factors, including timing of FDA approvals, changes in customer forecasts, our failure to meet customers’ purchase order and quality requirements, supply shortages, production delays, changes in the markets for customers’ products, introduction timing and acceptance of our new products scheduled for fiscal year 2007, and introduction of competitive products and other factors beyond our control, could result in a materially different revenue outcome and/or in our failure to achieve the revenue levels we expect for fiscal 2007. A more complete description of these and other risks that could cause actual events to differ from the outcomes predicted by our forward looking statements is set forth under the caption “Risk Factors” in our annual report on Form 10-K and other reports we file with the Securities and Exchange Commission from time to time, and you should consider each of those factors when evaluating the forward looking statements.
ThermoGenesis Corp.
Web site: http://www.ThermoGenesis.com
Contact: Matthew Plavan, CFO
+1-916-858-5100